Exhibit 10.10

FOUNDER SHARES FORFEITURE AGREEMENT

This Founder Shares Forfeiture Agreement (this “Agreement”) is made and entered into effective as of May 6, 2026, by and between ARC Group Securities Acquisition I, a Cayman Islands exempted company (the “Company”), and FDB I, a Cayman Islands limited liability company (the “Subscriber”). The Company and the Subscriber are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company and the Subscriber previously entered into that certain Securities Subscription Agreement dated October 16, 2025 (the “Subscription Agreement”), as amended by that certain Amendment to Securities Subscription Agreement dated as of October 29, 2025 (the “Amendment” and, together with the Subscription Agreement, the “Subscription Documents”);

WHEREAS, pursuant to the Subscription Documents, the Subscriber purchased 7,392,857 shares of the Company’s Class B ordinary shares (the “Founder Shares”), $0.0001 par value per share (the “Class B Shares”), up to 964,286 of which are subject to complete or partial forfeiture by the Subscriber if the underwriters of the proposed initial public offering (“IPO”) of the Company do not exercise the over-allotment option (the “Over-allotment Option”);

WHEREAS, for the purposes of this Agreement, references to “Ordinary Shares” are to, collectively, the Class B Shares and the Company’s Class A ordinary shares, $0.0001 par value per share (the “Class A Shares”); and

WHEREAS, the Subscriber and the Company desire to downsize the IPO of the Company from $150,000,000 to $105,000,000 and, as a result, the Company desires for the Subscriber to forfeit, and the Subscriber agrees to forfeit, a portion of the Founder Shares previously purchased by the Subscriber pursuant to the Subscription Documents.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, which are hereby incorporated into this Agreement as an integral part hereof and are not mere recitals hereto, and the mutual rights and obligations set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Share Forfeiture. Immediately upon the execution of this Agreement, the Subscriber hereby forfeits 2,217,857 Founder Shares to the Company, leaving the Subscriber with 5,175,000 Founder Shares, up to 675,000 of which are subject to forfeiture depending on the extent to which the underwriter’s Over-allotment Option is exercised, as further described in the Subscription Documents. All references in this Agreement to Founder Shares being forfeited shall take effect as surrenders for no consideration of such shares as a matter of Cayman Islands law.

2. Entire Agreement; Assignment; Amendment. This Agreement and the other agreements referenced herein constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any Party without the prior express written consent of the other Party hereto. This Agreement may be amended in writing by all Parties hereto by an instrument in writing signed by each of the Parties hereto.

3. Representations and Warranties. The Subscriber hereby represents and warrants to the Company as follows:

(a) It is duly formed and registered, validly existing and in good standing under the laws of the Cayman Islands and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such person’s limited liability company powers and have been duly authorized by all necessary organizational actions on the part of such person.

(b) This Agreement has been duly executed and delivered by such person and, assuming due authorization, execution and delivery by the other Party to this Agreement, this Agreement constitutes a legally valid and binding obligation of such person, enforceable against such person in accordance with the terms hereof (except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(c) The execution and delivery of this Agreement by such person does not, and the performance by such person of its obligations hereunder will not, require any consent or approval that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such person of its obligations under this Agreement.

4. Governing Law. This Agreement and the rights and obligations of the Parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

5. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.

6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very truly yours,

ARC Group Securities Acquisition I

By:	/s/ Ian Hanna
Name:	Ian Hanna
Title:	Director

Accepted and agreed as of the date first written above.

FDB I LLC

By:	/s/ Ian Hanna
Name:	Ian Hanna
Title:	Manager

[Signature Page to Founder Shares Forfeiture Agreement]